Exhibit 32.2
CERTIFICATION PURSUANT TO
RULE 13a-14(b) OR RULE 15d-14(b) OF THE
SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350
I, Charles F. Cargile, certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q of Newport Corporation for the quarterly period ended October 3, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Newport Corporation.

Date: November 12, 2009	/s/ Charles F. Cargile
Charles F. Cargile
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Newport Corporation and will be retained by Newport Corporation and furnished to the Securities and Exchange Commission or its staff upon request.